                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS),
                                       OF
                            FIRST COMMONWEALTH, INC.
                                       AT
                     $25.00 NET PER SHARE OF COMMON STOCK,
                                       BY
                            FLOSS ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                          THE GUARDIAN LIFE INSURANCE
                               COMPANY OF AMERICA
             -----------------------------------------------------
    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON WEDNESDAY, JUNE 23, 1999 UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                    May 25, 1999

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated May 25, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by Floss Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of The Guardian Life Insurance Company of America ("Parent"), a New York corporation, to purchase all of the issued and outstanding shares of Common Stock, par value $.001 per share, including the associated preferred stock purchase rights (together, the "Shares"), of First Commonwealth, Inc., a Delaware corporation (the "Company"), at a price of $25.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

        1. The Offer Price is $25.00 per Share, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

        2. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which represent at least a majority of the outstanding Shares on a fully diluted basis, (ii) the satisfaction of the Insurance Regulatory Condition (as defined in the Offer to Purchase) and
    (iii) the satisfaction of the HSR Condition (as defined in the Offer to Purchase). The Offer is also conditioned upon the satisfaction of certain other terms and conditions described in the Offer to Purchase. See the Introduction, Section 1--"Terms of the Offer" and Section 14--"Conditions of the Offer" of the Offer to Purchase.

        3.  The Offer is being made for all of the issued and outstanding
    Shares.

        4. Tendering holders whose Shares are registered in their own name and who tender directly to First Chicago Trust Company of New York, as Depositary, (the "Depositary") will not be obligated to pay brokerage fees, commissions or, except as otherwise set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, United States federal backup withholding tax at a rate equal to 31% may be withheld, unless an exemption is available or unless the required tax identification information is provided. See the "Important Tax Information" section contained in the Letter of Transmittal.

        5. The Offer and withdrawal rights will expire at 12:00 MIDNIGHT, NEW YORK CITY TIME, on WEDNESDAY, JUNE 23, 1999, unless the Offer is extended.

        6. The Board of Directors of the Company has unanimously (i) determined that the Merger (as defined herein) is advisable and that the terms of the Offer and the Merger are fair to and in the best interests of the Company and the holders of Shares (the "Holders"), (ii) approved the Offer, the Merger and the Merger Agreement (as defined herein) and (iii) recommended that the Holders accept the Offer and (if required by applicable law or otherwise) approve the Merger Agreement and the Merger.

        The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 19, 1999 (the "Merger Agreement"), among Parent, the Purchaser and the Company. The Merger Agreement provides that, promptly upon consummation of the Offer, Parent will cause the Purchaser to be merged with and into the Company (the "Merger").

        7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Certificates"), along with a properly completed and duly executed Letter of Transmittal (or a copy thereof), including any required signature guarantees, or (ii) if such Shares are held in book-entry form, timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, along with an Agent's Message (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3-- "Procedures for Tendering Shares" of the Offer to Purchase, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering holders at the same time depending upon when the Certificates are actually received by the Depositary.

    If you wish to have us tender any or all of the Shares held by us for your account please so instruct us by completing, executing and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    The Purchaser is not aware of any state in the United States where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the Holders in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Salomon Smith Barney Inc. or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                            FIRST COMMONWEALTH, INC.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated May 25, 1999, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Floss Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of The Guardian Life Insurance Company of America, a New York corporation, to purchase all of the issued and outstanding shares of Common Stock, par value $.001 per share, including the associated preferred stock purchase rights (together, the "Shares"), of First Commonwealth, Inc., a Delaware corporation, at a price of $25.00 per Share, net to the seller in cash, without interest thereon.

    The undersigned hereby instructs you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

       Number of Shares to be Tendered*: _______________________

       Date: ___________________________________________________

                                   SIGN HERE

       Signature(s): ____________________________________________________

       Print Name(s): ___________________________________________________

       __________________________________________________________________

       Print Address(es): _______________________________________________

       __________________________________________________________________

       Area Code and Telephone Number(s): _______________________________

       Taxpayer Identification or Social Security Number(s): ____________

    This form must be returned to the brokerage firm maintaining your account.

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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